  Exhibit 10.61

AMENDMENT # 1 TO THE SECURITIES PURCHASE AGREEMENT AND SENIOR SECURED CONVERTIBLE PROMISSORY NOTE DATED DECEMBER 17, 2019

THIS AMENDMENT #1 (the “Amendment”) TO THE SECURITIES PURCHASE AGREEMENT AND SENIOR SECURED CONVERTIBLE PROMISSORY NOTE dated December 17, 2019, is made effective as of May 27, 2020 (the “Effective Date”), by and between Guided Therapeutics, Inc. a Delaware corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Partiers”).

BACKGROUND

A.
The Company and the parties to the certain securities purchase agreement (the “SPA”) and senior secured convertible promissory note in the principal amount of $700,000.00 (the “Note”), all dated December 17, 2019; and
B.
The Company and the Holder desire to consummate a second tranche of $400,00.00 under the Note (the “Second Tranche”), which principal amount will be added to the Note on the Effective Date; and
C.
Accordingly, the Parties desire to amend the SPA and Notes as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.
The principal balance of the Note shall be increased by $400,000.00 in the Effective Date to reflect the addition of the Second Tranche to the Note, which the Holder will fund on or around the date hereof as specified in the disbursement authorization attached hereto as Exhibit “A”.
2.
With respect to the Company’s prepayment of the Second Tranche under Section 1.9 of the Note, the references to “Issue Date” throughout Section 1.9 of the Note shall be amended to “the date that the Holder Funded the purchase price for the second tranche of $400,000.00 under this Note as specified in that certain amendment #1 to the Purchase Agreement and this Note”.
3.
The following sentence shall be added to Section 3 (q) of the SPA:
“With respect to the consummation of the second tranche of $400,000.00 under the Note as specified in that certain amendment #1 to this Agreement and the Note dated May 27, 2020, the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fee or similar payments except with respect to J.H.Darbie & Co., a registered broker-dealer (CRD#: 43520).”

4.
This Amendment shall be deemed part of, but shall take precedence over and superseded any provisions to the contrary contained in the SPA and Note. Except as specifically modified hereby, all of the provisions of the SPA and Note, which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Guided Therapeutics, Inc.
By: /Gene S. Cartwright/
Name: Gene S. Cartwright
Title: CEO & President

Auctus Fund, LLC
By: /Lou Posner/
Name: Lou Posner
Title: Managig Director